UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 23, 2015

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 23, 2015, Accelerate Diagnostics, Inc. (the “Company”) issued a press release announcing that it had named Juan Martin as Executive Vice President and Head of Europe, Middle East and Africa (EMEA).

Mr. Martin has significant experience leading large, global healthcare diagnostics businesses. He joins the Company from Siemens, where he served as Senior Vice President of Siemens Healthcare Diagnostics for South West Europe and General Manager of Siemens Healthcare France. In this role, he was responsible for a business with over $800 million in revenue and more than 1,500 employees. Previously, Mr. Martin held a number of successively larger roles with Siemens and Dade Behring, including General Manager of Greece and Turkey as well as Vice President of France, Belgium, Luxembourg, Greece and Turkey. Mr. Martin began his career at Coopers and Lybrand as an auditor.

A copy of the press release announcing Mr. Martin’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on March 23, 2015, entitled “Accelerate Diagnostics Names Juan Martin as Head of Europe, Middle East and Africa” (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATE DIAGNOSTICS, INC.
(Registrant)

Date: March 23, 2015	/s/ Steve Reichling
Steve Reichling
Chief Financial Officer